AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON OCTOBER 30, 1995

                                                            REGISTRATION NO. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 10549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  SAFEWAY INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                               94-3019135
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                           FOURTH AND JACKSON STREETS
                            OAKLAND, CALIFORNIA 94660
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ---------------
      1994 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN FOR KEY
                          EMPLOYEES OF SAFEWAY INC.
                             (FULL TITLE OF PLAN)
                               ---------------
                               MICHAEL C. ROSS
                       SENIOR VICE PRESIDENT, SECRETARY
                             AND GENERAL COUNSEL
                                 SAFEWAY INC.
                          FOURTH AND JACKSON STREETS
                          OAKLAND, CALIFORNIA 94660
                                (510) 891-3000

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              SCOTT R. HABER, ESQ.
                                LATHAM & WATKINS
                        505 MONTGOMERY STREET, SUITE 1900
                             SAN FRANCISCO, CA 94111
                                 (415) 391-0600

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED
                               AMOUNT                PROPOSED               MAXIMUM
 TITLE OF EACH CLASS          OF SHARES               MAXIMUM              AGGREGATE              AMOUNT OF
 OF SECURITIES TO BE            TO BE             OFFERING PRICE            OFFERING            REGISTRATION
      REGISTERED             REGISTERED              PER SHARE             PRICE (1)                 FEE
------------------------------------------------------------------------------------------------------------
     COMMON STOCK             5,000,000               $46.1875            $230,937,500             $79,634
    $.01 PAR VALUE

-----------------------------

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE PURSUANT TO RULE 457(h). THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE IS BASED UPON THE AVERAGE ($46.1875) OF THE HIGH ($46.50) AND LOW ($45.875) PRICES FOR THE COMPANY'S COMMON STOCK ON THE COMPOSITE TAPE FOR THE NEW YORK STOCK EXCHANGE ON OCTOBER 24, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                      REGISTRATION OF ADDITIONAL SECURITIES

       By a Registration Statement on Form S-8 and Form S-3 filed with the Securities and Exchange Commission (the "Commission") on August 12, 1991, Registration File No. 33-42432, and a Registration Statement on Form S-8 filed with the Commission on June 26, 1992, Registration File No. 33-48884 (collectively, the "Prior Registration Statements"), Safeway Inc., a Delaware corporation (the "Company"), previously registered a total of 18,000,000 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company reserved for issuance from time to time in connection with the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc., as amended (the "Plan"). The Plan has been amended and the number of shares of Common Stock issuable thereunder has been increased to 23,000,000. Under this Registration Statement, the Company is registering the additional 5,000,000 shares of the Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein. Pursuant to Instruction E to Form S-8, all other information otherwise required to be filed in this Registration Statement is not required to be filed in this Registration Statement.

Item 8.           Exhibits

     5.1          Opinion of Michael C. Ross, Esq.

    23.1          Consent of Deloitte & Touche LLP.

    23.2          Consent of Michael C. Ross, Esq. (included in Exhibit 5.1).

    24            Power of Attorney (incorporated in the signature page to the
                   Registration Statement - see page 3).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, California, on October 30, 1995.

                                                   SAFEWAY INC.



                                                   BY: /s/   Julian C. Day
                                                      ------------------------
                                                   Julian C. Day
                                                   Executive Vice President
                                                   and Chief Financial Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Julian C. Day and Michael C. Ross and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Safeway Inc. and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ PETER A. MAGOWAN                        Chairman of the Board               October 30, 1995
---------------------------
Peter A. Magowan

/s/ STEVEN A. BURD                          President, Chief Executive          October  30, 1995
---------------------------                 Officer and Director
Steven A. Burd

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ SAM GINN                                Director                            October 30, 1995
---------------------------
Sam Ginn

/s/ JAMES H. GREENE, JR.                    Director                            October 30, 1995
---------------------------
 James H. Greene, Jr.

/s/ PAUL HAZEN                              Director                            October 30, 1995
---------------------------
Paul Hazen

/s/ HENRY R. KRAVIS                         Director                            October 30, 1995
---------------------------
Henry R. Kravis

/s/ ROBERT I. MACDONNELL                    Director                            October 30, 1995
---------------------------
Robert I. MacDonnell

/s/ GEORGE R. ROBERTS                       Director                            October 30, 1995
---------------------------
George R. Roberts

/s/ MICHAEL T. TOKARZ                       Director                            October 30, 1995
---------------------------
 Michael T. Tokarz

/s/ JULIAN C. DAY                           Executive Vice President            October 30, 1995
---------------------------                 and Chief Financial Officer
Julian C. Day                               (Principal Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT                                                                                          PAGE
-------                                                                                          ----
     5.1          Opinion of Michael C. Ross, Esq.

    23.1          Consent of Deloitte & Touche LLP.

    23.2          Consent of Michael C. Ross, Esq. (included in Exhibit 5.1).

    24            Power of Attorney (incorporated in the signature page to the Registration
                  Statement - see page 3).